Exhibit 10.1

EXECUTION VERSION

NEW LENDER SUPPLEMENT

AND

INCREMENTAL AMENDMENT

NEW LENDER SUPPLEMENT AND INCREMENTAL AMENDMENT, dated as of May 17, 2011 (this “Amendment”), to the Credit Agreement, dated as of February 1, 2011 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”), among LIFECARE HOLDINGS, INC. (the “Borrower”), LCI HOLDCO, LLC, the several banks and other financial institutions or entities from time to time party thereto as lenders (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as administrative agent and collateral agent (in such capacities, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, the Required Lenders under the Credit Agreement have consented to the borrowing by the Borrower of the New Term Loans (as defined below) on and subject to the terms and conditions of this Amendment; and

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Borrower has requested that additional term loans in an aggregate amount of $47,200,000 (the “New Term Loans”) be made available to the Borrower, and the New Term Loan Lenders (as defined below) and the Administrative Agent have agreed, upon the terms and subject to the conditions set forth herein, that (a) certain financial institutions (collectively, the “New Term Loan Lenders”) will make New Term Loans, (b) the proceeds of the New Term Loans shall be utilized to finance a portion of the Acquisition (as defined below), to pay fees and expenses incurred in connection with the Acquisition and this Amendment and for working capital purposes of the Borrower and its Subsidiaries and (c) as permitted by Section 2.20 of the Credit Agreement, the Credit Agreement will be amended as set forth herein without any additional consent or approval of the Lenders;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement (as amended by this Amendment). As used in this Amendment:

(a) the “Acquired Hospital Assets” means eight long term acute care hospitals and substantially all of the assets related thereto;

(b) the “Acquisition” means the acquisition pursuant to the Acquisition Agreement of the Acquired Hospital Assets;

(c) the “Acquisition Transactions” means, collectively, the transactions to occur on the New Term Loan Borrowing Date pursuant to the Acquisition Agreement, the Amendment Documents and the other Loan Documents, including (i) the consummation of the Acquisition; (ii) the execution, delivery and performance by each Loan Party of the Amendment Documents to which it is a party, including the borrowing of the New Term Loans, (iii) the payment of amounts owed under the master lease agreement to be entered into in connection with the Acquisition and (iv) the payment of all fees and expenses to be paid on or prior to the New Term Loan Borrowing Date and owing in connection with the foregoing;

(d) the “Acquisition Agreement” means the Asset Purchase Agreement, and the schedules and exhibits thereto, which were delivered to the Administrative Agent on May 17, 2011, as amended, supplemented or otherwise modified (but without giving effect to any such amendment, supplement or other modification that is materially adverse to the interests of the Lenders in their capacity as Lenders);

(e) the “Amendment Documents” means this Amendment and the Reaffirmations;

(f) the “Amendment Transactions” means (a) the execution, delivery and performance by each Loan Party of the Amendment Documents to which it is a party and (b) the payment of all fees and expenses to be paid on or prior to the New Term Loan Borrowing Date and owing in connection with the foregoing;

(g) “New Term Loan Borrowing Date” means the date on which the conditions precedent set forth in Section 4 shall have been satisfied, which date shall not be later than September 1, 2011 and shall be designated in a notice of the Borrower delivered to the Administrative Agent in accordance with Section 2.03 of the Credit Agreement;

(h) “New Term Loan Borrowing Date Material Adverse Change” means any change, fact, circumstance, occurrence, event, effect or condition that, individually or in the aggregate with all other changes, facts, circumstances, occurrences, events, effects or conditions (a) has or is reasonably likely to have a material adverse effect on the ability of Sellers (as defined in the Acquisition Agreement) to consummate the Contemplated Transactions (as defined in the Acquisition Agreement) or (b) has or is reasonably likely to have a material adverse effect on the business, operation, condition (financial or otherwise) or results of operation of a Facility (as defined in the Acquisition Agreement) or the Purchased Assets (as defined in the Acquisition Agreement) constituting a Facility; except to the extent resulting from (A) changes in general local, domestic, foreign or international economic or political conditions or the securities market in general, (B) changes affecting generally the same or similar industries or markets in which the Facilities operate, (C) acts of war, sabotage or terrorism, military actions, armed conflicts or the escalation thereof, (D) any changes in applicable laws, regulations, rules, ordinances, policies, mandates, guidelines or other requirements of any Governmental Authority generally applicable to the Facilities or the Purchased Assets, including long-term acute care hospital rules or regulations, (E) any changes in accounting rules or principles, including changes in GAAP or its application, (F) any other action required by the Acquisition Agreement and/or (G) the negotiation, execution, announcement or performance of the Acquisition Agreement or the consummation of the Contemplated Transactions, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners or employees;

(i) “New Term Loan Commitment” means as to any New Term Loan Lender, the obligation of such New Term Loan Lender to make a New Term Loan to the Borrower on the New Term Loan Borrowing Date in a principal amount not to exceed the amount set forth opposite such New Term Loan Lender’s name on Annex I. The initial aggregate amount of the New Term Loan Commitments is $47,200,000; and

(j) “Reaffirmation” shall have the meaning assigned thereto in Section 3(g) hereof;

SECTION 2. New Term Loans. (a) Subject to the terms and conditions set forth herein, each New Term Loan Lender agrees to make a New Term Loan to the Borrower on the New Term Loan Borrowing Date in a principal amount equal to its New Term Loan Commitment. The New Term Loans shall be made in accordance with the procedures set forth In Sections 2.02 and 2.03 of the Credit Agreement, except that the Interest Periods applicable thereto shall be the same as the remaining portions of the Interest Periods then applicable to the other Term Loans and the Eurodollar Rates applicable for such Interest Periods shall likewise be the same as those applicable to the other Term Loans. After the borrowing of the New Term Loans, the New Term Loans shall be Term Loans for all purposes of the Credit Agreement without any distinction between them and the original Term Loans (except that the interest payable on the New Term Loans at the end of the first Interest Periods applicable thereto shall only reflect accruals from the New Term Loan Borrowing Date), and the New Term Loan Lenders shall be Term Lenders.

(b) Upon the borrowing of the New Term Loans, the amount in the amortization schedule in Section 2.10 shall be updated by the Borrower by delivery to the Administrative Agent of a new schedule on or prior to September 20, 2011, and such schedule shall specify that each installment due during the period from and including September 30, 2011 to and including December 31, 2015 shall be equal (subject to appropriate rounding) to $643,750 plus an amount which is the same proportion of the aggregate principal amount of the New Term Loans as of September 30, 2011 (including any such principal attributable to PIK Interest then due or accrued thereon) as $643,750 is to the aggregate principal amount of the original Term Loans on September 30, 2011 (including any such principal attributable to PIK Interest previously added thereto and then due or accrued thereon) and the amount in such amortization schedule for the last installment (due on the Term Loan Maturity Date) shall be revised to provide that the remaining principal amount of the Term Loans shall then be due.

(c) The proceeds of the New Term Loans shall be used only for the payment of (i) consideration for the Acquisition, (ii) fees and expenses incurred in connection with the foregoing and with the New Term Loans and (iii) for working capital purposes of the Borrower and its Subsidiaries.

(d) The Credit Agreement is hereby deemed amended as necessary to reflect the provisions of this Section 2.

SECTION 3. Conditions to Effectiveness of Amendment. This Amendment shall become effective (the date of such effectiveness, the “Amendment Effective Date”) when the Administrative Agent shall have received a counterpart of this Amendment, executed and delivered by a duly authorized officer of the Borrower, Holdings, the New Term Loan Lenders and the Administrative Agent.

SECTION 4. Conditions to Borrowing the New Term Loans. The obligations of each New Term Loan Lender to make a New Term Loan hereunder are subject to the satisfaction of each of the following conditions:

(a) The Acquisition shall have been consummated or shall be consummated substantially simultaneously on the New Term Loan Borrowing Date, in each case in accordance with the terms hereof and the terms of the Acquisition Agreement, without giving effect to any waivers thereof or amendments thereto by the Borrower that are materially adverse to the interests of the Lenders in their capacity as Lenders, without the consent of the Administrative Agent and the Arranger, such consent not to be unreasonably withheld or delayed.

(b) (i) The representations made by the Seller in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the accuracy of any such representation is a condition to Borrower’s obligations to consummate the Acquisition under the Acquisition Agreement or entitles Borrower to terminate its obligations under the Acquisition Agreement, or not to close thereunder, as a result of a breach of such representations in the Acquisition Agreement shall be true and correct in all material respects and (ii) the representations and warranties set forth in Sections 5(a), 5(c)(i) through (iv) and 5(e) hereof and Section 3.01, 3.09 and 3.18 of the Credit Agreement shall be true and correct in all material respects on and as of the date of the borrowing of the New Term Loans with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date).

(c) There shall have been no New Term Loan Borrowing Date Material Adverse Change and no event or circumstance shall have occurred which might reasonably be expected to result in a New Term Loan Borrowing Date Material Adverse Change.

(d) The Administrative Agent and the Arranger shall have received all fees and other amounts due and payable on or prior to the New Term Loan Borrowing Date, including, to the extent invoiced, reimbursement or payment of all reasonable documented out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

(e) The Administrative Agent shall have received a certificate from the chief financial officer of the Borrower, substantially in the form of Exhibit A, certifying that as of the New Term Loan Borrowing Date the Borrower and its Subsidiaries, on a consolidated basis after giving effect to the Acquisition Transactions, are Solvent.

(f) The Administrative Agent shall have received an executed legal opinion of Ropes & Gray LLP, counsel to the Borrower substantially in the form of Exhibit B hereto.

(g) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Acquisition Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Acquisition Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.

(h) The Subsidiary Guarantors shall reaffirm, by executing an Acknowledgement and Consent, substantially in the form of Exhibit C hereto (each, a “Reaffirmation”), that the New Term Loans shall be secured equally and ratably with the Term Loans outstanding immediately prior to the New Term Loan Borrowing Date by the Collateral (including receipt of any Mortgages and supporting documents for all Mortgaged Properties, it being understood that with respect to any Mortgaged Properties acquired pursuant to the Acquisition, Mortgages and supporting documents shall be received within 30 days of the New Term Loan Borrowing Date).

(i) The Administrative Agent shall have received a certified copy of the Acquisition Agreement, including all schedules and exhibits thereto, duly executed by the parties thereto, as certified by an executive officer or a Financial Officer of the Borrower that such documents are true and complete and in full force and effect as of the New Term Loan Borrowing Date.

For the avoidance of doubt, the obligations of each New Term Loan Lender to make a New Term Loan hereunder shall not be subject to the satisfaction of the requirements of Section 2.20(a)(iii) and (iv) of the Credit Agreement.

The acceptance of the benefits of the making of the New Term Loans shall be deemed to constitute a representation and warranty by Holdings and the Borrower on the date thereof that the conditions set forth in clauses (a) and (b)(ii) of this Section 4, exist as of that time.

SECTION 5. Representations and Warranties. Each of Holdings and the Borrower represents and warrants to the Lenders that:

(a) The Amendment Transactions entered into and to be entered into by each Loan Party are within such Loan Party’s corporate, limited partnership or limited liability company powers, as applicable, and have been duly authorized by all necessary corporate, limited partnership or limited liability company and, if required, stockholder action. This Amendment has been duly executed and delivered by each of Holdings and the Borrower and constitutes, and each Reaffirmation, when executed and delivered by each Subsidiary Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrower or such Subsidiary Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and implied covenants of good faith and fair dealing.

(b) As of the Amendment Effective Date, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing and the representations and warranties made by the Borrower and the other Loan Parties in or pursuant to the Credit Agreement or any other Loan Document are true and correct in all material respects (or, in the case of any representation and warranty qualified by materiality, in all respects) on and as of the Amendment Effective Date as if made on the Amendment Effective Date (except to the extent that any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date or, in the case of any representation and warranty qualified by materiality, in all respects as of such earlier date).

(c) (i) The Amendment Transactions do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (ii) the Amendment Transactions will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Holdings, the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (iii) the Amendment Transactions will not violate or result in a default under any indenture, agreement or other instrument binding upon Holdings, the Borrower or any of its Subsidiaries or any of their assets, or give rise to a right thereunder to require any payment to be made by Holdings, the Borrower or any of its Subsidiaries, (iv) the Amendment Transactions will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrower or any of its Subsidiaries, except Liens permitted under Section 6.02 of the Credit Agreement; except, in the case of clauses (i), (ii) and (iii), where the failure to obtain such consent or approval or make such registration, filing or action or any such violation or default would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect and (v) the Amendment Transactions will not result in any limitation on any right, qualification, approval, permit, authorization, reimbursement approval, reimbursement or franchise, or authorization granted by a Governmental Authority or third-party payor or other Person applicable to the business or operations of the Borrower or adversely affect the ability of the Borrower or any of the Subsidiaries to participate in any third-party payor arrangement or restrict the ability of the Borrower or any of its Subsidiaries to operate the Healthcare Facilities, except where such limitation will not have a Material Adverse Effect.

(d) As of the Amendment Effective Date, there are no actions, suits, proceedings or investigations by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings or the Borrower, threatened against Holdings, the Borrower or any of their Subsidiaries or Healthcare Facilities that involve any of the Amendment Documents or the Acquisition Transactions.

SECTION 6. Effects on Loan Documents. (a) Except as specifically amended herein, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents.

(c) The Borrower and the other parties hereto acknowledge and agree that this Amendment shall constitute a Loan Document.

SECTION 7. Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all its reasonable documented out-of-pocket costs and expenses incurred in connection with this Amendment, and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable documented fees and disbursements of counsel to the Administrative Agent, in each case to the extent required by Section 9.03 of the Credit Agreement.

SECTION 8. Non-Reliance on Agents. Each New Term Loan Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to make its New Term Loans and to enter into this Amendment. Each New Term Loan Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Amendment, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

SECTION 9. Joinder. From and after the Amendment Effective Date, each New Term Loan Lender executing and delivering a signature page to this Amendment shall become a party to the Credit Agreement as amended hereby and shall have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof.

SECTION 10. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT THE INTERPRETATION OF THE DEFINITION OF “NEW TERM LOAN BORROWING DATE MATERIAL ADVERSE CHANGE” (AND WHETHER OR NOT A NEW TERM LOAN BORROWING DATE MATERIAL ADVERSE CHANGE HAS OCCURRED) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AS APPLIED TO CONTRACTS SUCH AS THE STOCK PURCHASE AGREEMENT WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. EACH PARTY HERETO HEREBY AGREES AS SET FORTH FURTHER IN SECTIONS 9.09 AND 9.10 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

SECTION 11. Amendments; Execution in Counterparts. (a) This Amendment shall not constitute an amendment of any other provision of the Credit Agreement not referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Lenders or the Administrative Agent. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

(b) This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by Holdings, the Borrower, the Administrative Agent and the New Term Loan Lenders. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, including by means of facsimile, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

LIFECARE HOLDINGS, INC.

By:	/s/ Chris A. Walker
	Name:	Chris A. Walker
	Title:	Chief Financial Officer

LCI HOLDCO, LLC

By:	/s/ Chris A. Walker
	Name:	Chris A. Walker
	Title:	Chief Financial Officer

[Signature Page to LifeCare Incremental Amendment]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Bruce S. Borden
	Name:	Bruce S. Borden
	Title:	Executive Director

EXHIBIT A

FORM OF SOLVENCY CERTIFICATE

EXHIBIT B

FORM OF LEGAL OPINION OF ROPES & GRAY LLP

EXHIBIT C

ACKNOWLEDGEMENT AND CONSENT

Each of the parties hereto hereby acknowledges and consents to the Incremental Amendment, dated as of [                    ], 2011 (the “Amendment”; capitalized terms used herein, but not defined, shall have the meanings set forth in the Amendment), to the Credit Agreement, dated as of February 1, 2011, among LifeCare Holdings, Inc., LCI Holdco, LLC, the several banks and other financial institutions or entities from time to time party thereto as lenders and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and agrees with respect to each Loan Document to which it is a party:

(a) all of its obligations, liabilities and indebtedness under such Loan Document shall remain in full force and effect on a continuous basis after giving effect to the Amendment and its guarantee, if any, of the obligations, liabilities and indebtedness of the other Loan Parties under the Credit Agreement shall extend to and cover the New Term Loans made pursuant to the Amendment and interest thereon and fees and expenses and other obligations in respect thereof and in respect of commitments related thereto; and

(b) all of the Liens and security interests created and arising under such Loan Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to the Amendment, as collateral security for its obligations, liabilities and indebtedness under the Credit Agreement and under its guarantees, if any, in the Loan Documents, including, without limitation, the New Term Loans.

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IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgement and Reaffirmation to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

[Signature Page to Acknowledgement]

ANNEX 1

Commitments

New Term Loan Commitment

Name of New Term Loan Lender	New Term Loan Commitment
JPMorgan Chase Bank, N.A.	$47,200,000